Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors

Jonathan Neely

(610) 459-6645

ENDO PHARMACEUTICALS REPORTS STRONG FIRST QUARTER 2011

FINANCIAL RESULTS

•	Total quarterly revenues increase 54 percent versus prior year;

•	Reported quarterly diluted EPS of $0.46, versus $0.51 for prior year

•	Adjusted diluted EPS of $1.00 reflecting growth of 35 percent from 2010

CHADDS FORD, Pa., Apr. 28, 2011 — Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the first quarter 2011.

Total revenues during the first quarter of 2011 increased 54 percent to $560 million, compared with $364 million in the same quarter of 2010. Net income for the three months ended March 31, 2011 was $56 million, compared with $60 million in the comparable 2010 period. As detailed in the supplemental financial information below, adjusted net income for the three months ended March 31, 2011, was $120 million, compared with $87 million in the same period in 2010. Reported diluted earnings per share for the quarter ended March 31, 2011 were $0.46 compared with $0.51 in the first quarter of 2010. Adjusted diluted earnings per share for the same period were $1.00 compared with $0.74 reported in 2010.

($ in thousands, except per share amounts)

	Three months Ended March 31,
	2011	2010	Change
Total Revenues	$560,026	$364,412	54%
Reported Net Income	55,787	60,355	(8)%
Reported Diluted EPS	$0.46	$0.51	(10)%
Adjusted Net Income	120,178	87,182	38%
Adjusted Diluted EPS	$1.00	$0.74	35%

“Endo had a terrific first quarter, with strong performance across every segment of our business,” said Dave Holveck, president and CEO of Endo. “We continue our focus on creating sustainable long-term growth and look forward to delivering a strong performance in 2011.”

First quarter 2011 Financial Results

The first quarter benefitted from very good contributions across our business. Branded and non-promoted drug sales rose 11 percent year-over-year, reflecting strong growth by key products in pain, urology and oncology. Revenues from our generics business, which benefit from the acquisition of Qualitest Pharmaceuticals, increased 419 percent. The first quarter also benefits year-over-year from the performance of the devices and services of our HealthTronics urology business, continued discipline in our investments in R&D and SG&A, as well as a lower effective tax rate, driven in part by the renewal of the R&D tax credit in the US.

2011 Financial Guidance

Endo reiterated its standalone 2011 revenue guidance of between $2.35 to $2.45 billion and full year adjusted diluted earnings per share of between $4.20 to $4.30 per share. Endo now estimates reported (GAAP) diluted earnings per share to be between $2.25 and $2.35 per share.

Selected Operating Highlights

Acquisition of American Medical Systems (AMS)

On April 11, 2011, Endo Pharmaceuticals announced the that the company entered into a definitive agreement under which Endo will acquire AMS, a leading provider of world-class devices and therapies for male and female pelvic health, for $30 per share or $2.9 billion in cash, which includes the assumption and repayment of $312 million of AMS debt.

Endo believes that this acquisition will bring scale in its device and services business segment, and the combination of AMS with Endo’s existing drug, device and services platform will provide additional cost-effective solutions across the entire urology spectrum. In addition, the acquisition will further Endo’s diversification and increase revenue, earnings and cash flow streams.

The transaction is subject to approval by AMS stockholders and clearance by the relevant antitrust authorities, and is expected to close late in the third quarter of 2011.

Launch of FORTESTATM Gel

On March 3, 2011, Endo Pharmaceuticals announced that FORTESTA Gel for the treatment of low testosterone, or ‘Low T’ in adult males – is available by prescription in pharmacies across the country. The clear, colorless and odorless gel comes in a small (60 gram) canister with a pump that delivers 10mg of testosterone with each actuation (pump). FORTESTA Gel is applied once-a-day with one finger directly to the front and inner thighs – not to the upper body.

The introduction of FORTESTA Gel in the U.S. comes at a time when only about 1.3 million (9 percent) of the estimated 14 million men with Low T are actually receiving treatment.

Approval of Two Generic Products

On March 4, 2011, Qualitest Pharmaceuticals announced that the U.S. Food and Drug Administration (FDA) approved EmoquetteTM (Desogestrel and Ethinyl Estradiol Tablets. 0.15mg/0.003mg, generic Ortho-Cept®) for the prevention of pregnancy in women who elect to use oral contraceptives for the prevention of pregnancy.

On March 24, 2011, Qualitest Pharmaceuticals announced that the U.S. Food and Drug Administration (FDA) approved Toresmide tablets (generic Demadex® in 5 mg, 10 mg, 20 mg and 100 mg strengths). Toresmide tablets are indicated for the treatment of edema associated with congestive heart failure, renal disease, or hepatic disease, and for the treatment of hypertension alone or in combination with other antihypertensive agents.

Selected Product Review

PAIN PRODUCTS

LIDODERM® : For the quarter ended March 31, 2011, net sales of LIDODERM increased 4 percent to $190 million, compared with $183 million in the same period a year ago.

OPANA® ER: For the quarter ended March 31, 2011, net sales of OPANA ER increased 70 percent to $85 million, compared with $50 million in the same period a year ago.

Voltaren® Gel: First quarter 2011 net sales of Voltaren Gel increased 54 percent to $31 million, compared with $20 million for the same period in 2010.

FROVA®: Net sales of FROVA were $13 million for the three months ended March 31, 2011, compared with $15 million for the same period in 2010.

PERCOCET®: Net Sales of PERCOCET were $27 million for the three months ended March 31, 2011, compared with net sales of PERCOCET in the same period in 2010 of $29 million.

ONCOLOGY/ENDOCRINOLOGY PRODUCTS

SUPPRELIN® LA: Net sales of SUPPRELIN LA for the three months ended March 31, 2011 and 2010 were $11 million.

VANTAS® : Net sales of VANTAS for the three months ended March 31, 2011 and 2010 were $4 million.

VALSTARTM : Net sales of VALSTAR for the first quarter were $5 million compared with $4 million for the same period in 2010.

OTHER BRANDED PRODUCTS

For the first quarter of 2011, net sales of other branded products were $10 million, compared with $23 million in the same period in 2010. To conform to current year presentation, net sales from our non-time released formulation of OPANA® have been reclassified and are now included within other branded product results. Additionally, in accordance with its revenue recognition policy, Endo has deferred revenues associated with the stocking of FORTESTATM Gel. Certain sales deductions associated with the stocking of FORTESTA Gel are included within other branded product results.

GENERIC PRODUCTS

For the first quarter of 2011, net sales from the company’s generic products, which include a full period of Qualitest Pharmaceuticals results, were $134 million, compared with $26 million in the same period in 2010.

DEVICES AND SERVICES

On July 12, 2010, Endo Pharmaceuticals completed its merger with HealthTronics, as a result of which HealthTronics has been acquired by, and is a wholly owned subsidiary of, Endo. Revenues from the HealthTronics subsidiary for the first quarter of 2011 were $50 million.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 5:00 p.m. ET. Investors and other interested parties may call 800-599-9829 (domestic) or 617-847-8703 (international) and enter passcode 16767498. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from April 28 at 8:00 p.m. ET until 11:59 p.m. ET on May 12, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 44532597.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on May 12, 2011. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended March 31, 2011 and March 31, 2010 (in thousands, except per share data):

	Actual Reported (GAAP)	Adjustments		Adjusted
Three Months Ended March 31, 2011 (unaudited)
REVENUES	$560,026	$—		$560,026

COSTS AND EXPENSES:
Cost of revenues	231,558	(50,997	)(1)	180,561
Selling, general and administrative	159,386	(3,462	)(2)	155,924
Research and development	42,130	(11,001	)(3)	31,129
Acquisition-related items	6,073	(6,073	)(4)	—

OPERATING INCOME	$120,879	$71,533		$192,412

INTEREST EXPENSE, NET	18,790	(4,541	)(5)	14,249
OTHER EXPENSE, NET	348	—		348

INCOME BEFORE INCOME TAXES	$101,741	$76,074		$177,815

INCOME TAXES	33,446	11,683	(6)	45,129

CONSOLIDATED NET INCOME	$68,295	$64,391		$132,686

Less: Net income attributable to noncontrolling interests	(12,508)	—		(12,508)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$55,787	64,391		$120,178

DILUTED EARNINGS PER SHARE	$0.46			$1.00
DILUTED WEIGHTED AVERAGE SHARES	120,761			120,761

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $37,211 and the impact of inventory step-up recorded as part of acquisition accounting of $13,786.
(2)	To exclude certain start-up costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude acquisition-related costs of $6,758 as well as the impact, under purchase accounting, of a gain recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus and Qualitest acquisitions of ($685).
(5)	To exclude additional interest expense as a result of adopting ASC 470-20.
(6)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

	Actual Reported (GAAP)	Adjustments		Adjusted
Three Months Ended March 31, 2010 (unaudited)
REVENUES	$364,412	$—		$364,412

COSTS AND EXPENSES:
Cost of revenues	94,073	(17,217	) (1)	76,856
Selling, general and administrative	133,335	(5,002	) (2)	128,333
Research and development	29,168	(3,492	) (3)	25,676
Acquisition-related items	1,529	(1,529	) (4)	—

OPERATING INCOME	$106,307	$27,240		$133,547

INTEREST EXPENSE, NET	9,804	(4,050	) (5)	5,754
OTHER EXPENSE, NET	(219)	(204	) (6)	(423)

INCOME BEFORE INCOME TAXES	$96,722	$31,494		$128,216

INCOME TAXES	36,367	4,667	(7)	41,034

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$60,355	$26,827		$87,182

DILUTED EARNINGS PER SHARE	$0.51			$0.74
DILUTED WEIGHTED AVERAGE SHARES	118,031			118,031

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude a milestone-like payment to a partner of $3,000 and certain costs incurred in connection with continued efforts to enhance the cost structure of the Company of $492.
(4)	To exclude Indevus transaction and separation costs of $639 as well as the impact, under purchase accounting, of a gain recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $890.
(5)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,144 and to exclude amortization of the premium on debt acquired from Indevus of ($94).
(6)	To exclude changes in fair value of financial instruments, net.
(7)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance for 2011

	Year Ending December 31, 2011
Projected GAAP diluted income per common share	$2.25	To	$2.35
Upfront and milestone-related payments to partners	$0.35		$0.35
Amortization of commercial intangible assets and inventory step-up	$1.35		$1.35
Acquisition and integration costs related to recent acquisitions.	$0.35		$0.35
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.16		$0.16
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	($0.26)		($0.26)
Diluted adjusted income per common share guidance	$4.20	To	$4.30

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of April 28, 2011.

•	Includes certain expenses associated with the acquisition of American Medical Systems, Inc.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit www.endo.com.

(Tables Attached)

The following tables present Endo’s unaudited Total Revenues for the three months ended March 31, 2011 and March 31, 2010:

Endo Pharmaceuticals Holdings Inc.

Total Revenues (unaudited)

(in thousands)

	Three Months Ended March 31,
	2011	2010	Growth
LIDODERM®	$189,725	$182,607	4%
OPANA® ER	84,615	49,766	70%
PERCOCET®	26,960	28,673	(6)%
Voltaren® Gel	31,298	20,362	54%
FROVA®	13,208	15,082	(12)%
SUPPRELIN® LA	11,222	10,587	6%
VANTAS®	3,545	4,389	(19)%
VALSTARTM	4,801	3,750	28%
Other Brands	10,140	23,320	(57)%

Total Branded and Non-Promoted	$375,514	$338,536	11%
Total Generics	$134,409	$25,876	419%
Total Devices and Services	$50,103	$—	NM

Total Revenues	$560,026	$364,412	54%

The following table presents unaudited condensed consolidated Balance Sheet data at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$565,162	$466,214
Accounts receivable, net	549,281	547,807
Inventories, net	205,296	178,805
Other assets	178,435	166,708

Total current assets	$1,498,174	$1,359,534
PROPERTY, PLANT AND EQUIPMENT, NET	213,452	215,295
GOODWILL	719,300	715,005
OTHER INTANGIBLES, NET	1,486,199	1,531,760
OTHER ASSETS	88,970	90,795

TOTAL ASSETS	$4,006,095	$3,912,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current liabilities	$788,092	$735,828

Total current liabilities	$788,092	$735,828
ACQUISITION-RELATED CONTINGENT CONSIDERATION	3,510	16,050
LONG-TERM DEBT, LESS CURRENT PORTION, NET	1,044,120	1,045,801
OTHER LIABILITIES	306,650	311,381

STOCKHOLDERS’ EQUITY:
Total Endo Pharmaceuticals Holdings Inc. stockholders’ equity	$1,802,365	1,741,591
Noncontrolling interests	61,358	61,738

Total stockholders’ equity	$1,863,723	1,803,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,006,095	$3,912,389

The following table presents unaudited condensed consolidated statement of cash flow data for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Consolidated net income	$68,295	$60,355
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	47,741	21,521
Stock-based compensation	7,416	3,791
Amortization of debt issuance costs and premium / discount	5,997	5,657
Other	(1,284)	6,641
Changes in assets and liabilities which provided cash:	2,893	11,440

Net cash provided by operating activities	131,058	109,405

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(12,561)	(3,165)
Acquisition, net of cash acquired	—	—
Other	(710)	32,475

Net cash provided by (used in) investing activities	(13,271)	29,310

FINANCING ACTIVITIES:
Principal payments on debt, net of proceeds	(4,197)	—
Purchase of common stock	(17,552)	(29,008)
Other	2,910	1,803

Net cash used in financing activities	(18,839)	(27,205)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	98,948	111,510
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	466,214	708,462

CASH AND CASH EQUIVALENTS, END OF PERIOD	$565,162	$819,972

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

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